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                                                                   EXHIBIT 24.1

                        UNITED ARTISTS THEATRE COMPANY

                               POWER OF ATTORNEY

  Know all men by these presents, that each director and officer of United Artists Theatre Company whose signature appears below constitutes and appoints Scott M. Shaw, Kurt C. Hall and Ralph E. Hardy and each of them, with full power to act without the other, his true and lawful attorneys-in-fact and agents, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, and supplements to the registration statement on Form S-4 to be filed initially with the Securities and Exchange Commission on or about June 16, 1998, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated as of: June 16, 1998

                    NAME                                  TITLE

              /s/ Kurt C. Hall                President, Chief Executive
    -------------------------------------      Officer and Director
                KURT C. HALL

             /s/ Trent J. Carman              Senior Vice President, Chief
    -------------------------------------     Financial Officer and
               TRENT J. CARMAN                Treasurer

              /s/ John W. Boyle               Chairman of the Board and
    -------------------------------------     Director
                JOHN W. BOYLE

       /s/ Albert J. Fitzgibbons, III         Director
    -------------------------------------
         ALBERT J. FITZGIBBONS, III

           /s/ James J. Burke, Jr.            Director
    -------------------------------------
             JAMES J. BURKE, JR.

              /s/ Scott M. Shaw               Director
    -------------------------------------
                SCOTT M. SHAW

              /s/ Robert F. End               Director
    -------------------------------------
                ROBERT F. END

             /s/ Michael L. Pade              Director
    -------------------------------------
               MICHAEL L. PADE